Exhibit 4.7

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of April 5, 2012, by and among Integrated Security Systems, Inc., a Delaware corporation (the “Company”), RENN Capital Group, Inc., a Delaware corporation (“RENN”) and the persons listed on Schedule A hereto (the “Investors”).

RECITALS

WHEREAS, the Company, iSatori Technologies, Inc, a Colorado corporation (“iSatori”), and iSatori Acquisition Corp., a Delaware corporation, are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of February 17, 2012 (the “Merger Agreement”), pursuant to which, iSatori Acquisition Corp., a wholly owned subsidiary of the Company, will merge with and into iSatori with iSatori as the surviving entity of the merger (the “Merger”) and as a result of which, iSatori will become a wholly-owned subsidiary of the Company and the stockholders of iSatori will receive shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and become stockholders of the Company and as a result of which holders of warrants and options to purchase shares of iSatori will become holders of warrants and options to purchase stock of the Company;

WHEREAS, prior to the Merger, certain investment funds advised by RENN were the beneficial owners of a majority of the Common Stock;

WHEREAS, in order to induce the Company, RENN and the Investors to consummate the transactions contemplated by the Merger Agreement, the Investors, RENN and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to such persons, and certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.

Registration Rights.  The Company covenants and agrees as follows:

1.1

Certain Definitions.  For purposes of this Agreement:

(a)

The term “1933 Act” means the Securities Act of 1933, as amended.

(b)

The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(c)

The term “Closing Date” means the date of the closing of the transactions contemplated by the Merger Agreement.

(d)

The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e)

The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f)

The term “Registrable Securities” means (i) the 12,850,221 shares of Common Stock owned by the Investors as of the date hereof or that will be owned by the Investors as a result of the consummation of the Merger and/or the conversion of warrants or options, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above; provided, however, that the term “Registrable Securities” shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(g)

The number of shares of “Registrable Securities then outstanding” shall be the sum of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(h)

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(i)

The term “SEC” shall mean the Securities and Exchange Commission.

1.2

Shelf Registration.

(a)

The Company shall, within six months following the Closing Date (the “Filing Date”), file a “resale” registration statement on Form S-1 (or Form S-3 if available) under the 1933 Act (the “Initial Shelf Registration Statement”) providing for the resale of all Registrable Securities in an offering to be made on a continuous basis pursuant to Rule 415, and the Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective within ninety (90) days of the Filing Date (the “Effectiveness Date”) and keep the Initial Shelf Registration Statement continuously effective until all of the Registrable Securities registered therein cease to be Registrable Securities (the “Effectiveness Period”).  The securities shall cease to be Registrable Securities (i) when the Initial Shelf Registration Statement shall have become effective under the 1933 Act and such securities shall have been disposed of pursuant to such registration statement, or (ii) such securities shall have been sold as permitted by Rule 144 under the 1933 Act or the date on which the Registrable Securities may be sold pursuant to Rule 144 without restrictions on volume, whichever is the first to occur.  If at any time and for any reason, an additional registration statement is required to be filed because at such time the actual number of Registrable Securities exceeds the number of shares of Registrable Securities remaining under the Initial Shelf Registration Statement, the Company shall as soon as practicable file such additional registration statement, and the Company shall use commercially reasonable efforts to cause such additional registration statement to be declared effective by the SEC as soon as practicable.

(b)

Notwithstanding anything to the contrary set forth in this Section 1, in the event the SEC does not permit the Company to register all of the Registrable Securities in the Initial Shelf Registration Statement because of the SEC’s application of Rule 415 (a “415 Notice”), the Company shall, as promptly as practicable after the receipt of the 415 Notice, register in the Initial Shelf Registration Statement such number of Registrable Securities as is permitted by the SEC; provided, however, that the Registrable Securities to be included in such Initial Shelf Registration Statement or any subsequent registration statement shall be registered on a pro rata basis among the Investors based on the number of Registrable Securities held by such Investors.  In the event the SEC does not permit the Company to register all of the Registrable Securities in the Initial Shelf Registration Statement, the Company shall file subsequent registration statements to register the Registrable Securities that were not registered in the Initial Shelf Registration Statement as promptly as practicable and in a manner permitted by the SEC.  For purposes of Section 1.2 relating to any registration statement filed pursuant to this Section 1(b), “Filing Date” means with respect to each subsequent registration statement filed pursuant hereto, the later of (i) ninety (90) days following the sale of substantially all of the registrable securities included in the Initial Shelf Registration Statement or any subsequent registration statement and (ii) six months following the effective date of the Initial Shelf Registration Statement or any subsequent registration statement, as applicable, or such earlier date as permitted by the SEC.  For purposes of Section 1.2 relating to any registration statement filed pursuant to this Section 1(b), “Effectiveness Date” means with respect to each subsequent registration statement filed pursuant hereto, the earlier of (A) the 90th day following the filing date of such registration statement (or in the event the SEC reviews the registration statement, as soon as practicable following such filing date) or (B) the date which is within three (3) business days after the date on which the SEC informs the Company (i) that the SEC will not review such registration statement or (ii) that the Company may request the acceleration of the effectiveness of such registration statement and the Company makes such request; provided, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following business day.

1.3

Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as soon as practicable:

(a)

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective and remain effective as provided herein;

(b)

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

(c)

Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)

Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction;

(e)

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f)

Notify each Investor of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)

In the event of the notification provided for in Section 1.3(f) above, the Company shall use its commercially reasonable efforts to prepare and file with the SEC (and to provide copies thereof to the Investors) as soon as practicable an amended prospectus complying with the 1933 Act; and

(h)

Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed, if any.

1.4

Furnish Information.

(a)

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the selling Investors shall furnish to the Company any and all information reasonably requested by the Company, its officers, directors, employees, counsel, agents or representatives, the underwriter or underwriters, if any, and the SEC or any other governmental authority, including, but not limited to: (i) such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registrable Securities; and (ii) the identity of and compensation to be paid to any proposed underwriter or broker-dealer to be employed in connection therewith.

(b)

In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act, the Company shall give the Investors of Registrable Securities on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, at such Investors’ sole cost and expense (except as otherwise set forth herein), such access to copies of the Company’s records and documents and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary in the opinion of such Investors and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

1.5

Expenses of Registration.  All expenses, other than underwriting discounts and commissions applicable to the Registrable Securities sold by selling Investors, incurred in connection with the registration of the Registrable Securities pursuant to this Section 1, including, without limitation, all registration, filing and qualification fees, printer’s expenses, accounting and legal fees and expenses of the Company and the reasonable fees and disbursements of one legal counsel for the selling Investors shall be borne by the Company.

1.6

Indemnification.

(a)

To the extent permitted by law, the Company will indemnify and hold harmless each Investor, each of its officers and directors, stockholders and other beneficial owners and partners, legal counsel and accountants for such Investor, any underwriter (as defined in the 1933 Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, or the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, or the 1934 Act or any state securities law; and the Company will pay to each such Investor, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.6(a) in connection with investigating or defending any such loss, claim, damage, liability, or action as set forth in paragraph (c) below; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person.

(b)

To the extent permitted by law, each selling Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Investor selling securities in such registration statement and any controlling person of any such underwriter or other Investor, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.6(b) exceed the net proceeds from the offering received by such Investor.

(c)

Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

(d)

If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Investor hereunder exceed the net proceeds from the offering received by such Investor.

(e)

The Company, on the one hand, and the Investors, on the other, agree that it would not be just and equitable if contribution pursuant to this Section 1.6 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim.  Notwithstanding the provisions of this Section 1.6, neither the Company nor the Investors shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public exceeds the amount of any damages which the Company or each such Investor has otherwise been required to pay by reason of such Violation.  No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

1.7

Reports Under Securities Exchange Act of 1934.  So long as the Company has a class of securities registered pursuant to Section 12 of the 1934 Act, with a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, if applicable, the Company agrees to use its commercially reasonable efforts to:

(a)

Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b)

File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

(c)

Use commercially reasonable efforts to include all Common Stock covered by such registration statement listed on a national securities exchange if eligible for listing; and

(d)

Furnish to any Investor, so long as the Investor owns any Registrable Securities, (i) forthwith upon request, a copy of the most recent annual or quarterly report of the Company and such other SEC reports and documents so filed by the Company, and (ii) such other information (but not any opinion of counsel) as may be reasonably requested by any Investor seeking to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.8

Assignment of Registration Rights.  Subject to the transfer limitations set forth in Section 1.12, the rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by an Investor to a transferee or assignee of such securities who (i) acquires all of the shares of Registrable Securities held by such Investor, or (ii) is a subsidiary, parent, constituent partner or other affiliate of the Investor; provided (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act.  Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Agreement shall be deemed null and void and of no effect whatsoever.

1.9

Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors who hold a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Investors that are included.

1.10

Limitation on Registration Statements.  Until the date that all Registrable Securities are registered pursuant to a registration statement in accordance with Section 1, the Company shall not register or file a registration statement covering any securities of the Company other than a registration statement on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans.

1.11

Termination of Prior Registration Rights Agreements.  This Agreement shall supersede and replace any other contract, understanding or agreement between the Company and any of the undersigned Investors (including, but not limited to, the agreements set forth on Schedule B) relating to the registration of any of the Company’s securities, and each of such agreements is hereby terminated by the parties thereto in accordance with the terms of such agreements.

2.

Covenants of the Company.

2.1

Right of First Refusal.  Subject to the terms and conditions specified in this Section 2.1, the Company hereby grants to RENN a right of first refusal to purchase all, but not less than all, of any Shares (as hereinafter defined) to be offered for sale by the Company.  RENN shall be entitled to assign or apportion the right of first refusal hereby granted it to any investment fund advised by RENN.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to RENN in accordance with the following provisions:

(a)

The Company shall deliver a notice by confirmed facsimile transmission, certified mail or a nationally recognized overnight courier service (“Notice”) to RENN stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such Shares.

(b)

By written notification received by the Company within fifteen (15) calendar days after receipt of the Notice, RENN may elect to purchase or obtain, at the price and on the terms specified in the Notice, all, but not less than all, of the offered Shares.

(c)

If RENN does not elect to purchase all of such offered Shares, the Company may, during the 180-day period following the expiration of the period provided in Section 2.1(b) hereof, offer such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) calendar days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to RENN in accordance herewith.

(d)

The right of first refusal in this Section 2.1 shall not be applicable to (i) Shares issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors, (ii) Shares issuable or issued upon conversion or exercise of any other convertible or exercisable securities outstanding as of the date of this Agreement, including but not limited to any warrants or options held by the Investors, and (iii) securities issued in connection with business combinations.

The rights and obligations provided for in this Section 2.1 shall terminate upon the third-year anniversary of the date hereof.

2.2

Board of Directors.

(a)

So long as any investment fund advised by RENN holds any of the outstanding Shares, (i) with respect to one (1) member of the Company’s Board of Directors, the Investors each hereby agree to vote all of their Shares now owned or hereafter acquired in favor of a person designated by RENN, which shall initially be Russell Cleveland, (ii) with respect to one (1) additional member of the Company’s Board of Directors, the Investors each hereby agree to vote all of their Shares now owned or hereafter acquired in favor of a person proposed by RENN and consented to by Stephen Adele Enterprises, Inc. in its sole discretion; provided that no such consent shall be necessary if at such time Stephen Adele Enterprises, Inc. no longer owns any Shares, and (iii) the number of Directors constituting the Company’s Board of Directors shall be five (5).

(b)

So long as Stephen Adele Enterprises, Inc. holds any of the outstanding Shares, (i) with respect to one (1) member of the Company’s Board of Directors, the Investors each hereby agree to vote all of their Shares now owned or hereafter acquired in favor of the person designated by Stephen Adele Enterprises, Inc., which shall initially be Stephen Adele, (ii) with respect to two (2) additional members of the Company’s Board of Directors, the Investors each hereby agree to vote all of their Shares now owned or hereafter acquired in favor of persons proposed by Stephen Adele Enterprises, Inc. and consented to by RENN in its sole discretion; provided that no such consent shall be necessary if at such time no investment fund advised by RENN owns any Shares, and (iii) the number of Directors constituting the Company’s Board of Directors shall be five (5).

(c)

Should the provisions of this Section 2.2 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Section 2.2 by any party, that this Section 2.2 shall be specifically enforceable, and that any breach or threatened breach of this Section 2.2 shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(d)

Any vote taken to remove any director elected pursuant to this Section 2.2, or to fill any vacancy created by the resignation or death of a director elected pursuant to this Section 2.2, shall also be subject to the provisions of this Section 2.2.

3.

Miscellaneous.

3.1

Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware entered into and to be performed entirely within Delaware.

3.3

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5

Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

3.6

Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, that any amendment or waiver of any term in Section 2 of this Agreement may be waived or amended only with the written consent of the Company and RENN.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

3.8

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

3.9

Binding Effect.  In addition to any restriction on transfer of the Registrable Securities and securities exercisable for and/or convertible into Registrable Securities that may be imposed by any other agreement by which any party hereto may be bound, this Agreement shall be binding upon the parties, their respective heirs, successors, transferees and assigns.  In addition, any such transferee shall (as a condition to the effectiveness of such transfer) execute and deliver an Adoption Agreement substantially in the form attached hereto as Exhibit A.  Upon the execution and delivery of an Adoption Agreement by any transferee reasonably acceptable to the Company, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages hereto.  By their execution hereof or any Adoption Agreement, each of the parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTEGRATED SECURITY SYSTEMS, INC.

INTEGRATED SECURITY SYSTEMS, INC.

By:
Name:
Title:

Address:	2009 Chenault Drive
Suite 114
Carrollton, Texas 75006

Facsimile:	(972) 869-3843

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

RENN CAPITAL GROUP, INC.

By:
Name:
Title:

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

INVESTOR:

RENN GLOBAL ENTREPRENEURS FUND, INC.

By:
Name:
Title:

RENN UNIVERSAL GROWTH INVESTMENT TRUST PLC

By:
Name:
Title:

STEPHEN ADELE ENTERPRISES, INC.

By:
Name:
Title:

AVIDBANK CORPORATE FINANCE, a division of Avidbank

By:
Name:
Title:

BREAKWATER STRUCTURED GROWTH OPPORTUNITIES FUND, L.P.

By:
Name:
Title:

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

James Black

Kristin Black

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

TRANSITION PARTNERS, LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

Stephen Adele

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

Aaron Lord

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

Collin Cogdill

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

James Cuculo

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

Andrea Clem

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

Sue Mosebar

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

Jocelyn Evans

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

Michael Wilemon

SIGNATURE PAGE TO INTEGRATED SECURITY SYSTEMS, INC.

INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Schedule of Investors

Investors

RENN Global Entrepreneurs Fund, Inc.
RENN Universal Growth Investment Trust PLC
Stephen Adele Enterprises, Inc.
AvidBank Corporate Finance, a division of Avidbank
Breakwater Structured Growth Opportunities Fund, L.P.
James and Kristin Black
Transition Partners, Limited
Stephen Adele
Aaron Lord
Collin Cogdill
James Cuculo
Andrea Clem
Sue Mosebar
Jocelyn Evans
Michael Wilemon

SCHEDULE B

Terminated Agreements

1.

Registration Rights Agreement, dated October 13, 2005, between the Company and Renaissance US Growth Investment Trust PLC.

2.

Registration Rights Agreement, dated October 13, 2005, between the Company and BFS US Special Opportunities Trust PLC.

3.

Registration Rights Agreement, dated December 14, 2005, between the Company and Renaissance Capital Growth & Income Fund III, Inc.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Investors’ Rights Agreement dated as of [_____], 2012 (the “Agreement”) by and among Integrated Security Systems, Inc. (the “Company”) and certain of its securityholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)

Acknowledgment.  Transferee acknowledges that Transferee is acquiring certain shares of the capital stock or other securities of the Company (the “Securities”), subject to the terms and conditions of the Agreement.

(b)

Agreement.  Transferee (i) agrees that the Securities acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereto.

(c)

Notice.  Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this _____ day of ________________, ________.

TRANSFEREE:

By:
Name and Title

Address:
Fax:

Accepted and Agreed:

Integrated Security Systems, Inc.

By:
Title: